Exhibit 99.1

CONTACT

John Barrett
8x8, Inc.
(408) 727-1885
john.barrett@8x8.com

8X8 NAMES NEW CHIEF FINANCIAL OFFICER

SANTA CLARA, Calif. (July 24, 2002) - 8x8, Inc. (Nasdaq: EGHT) announced today that James Sullivan, chief financial officer of 8x8's subsidiary Netergy Microelectronics, Inc., has been named 8x8's chief financial officer. Mr. Sullivan replaces David Stoll, who is resigning to pursue other interests.

Mr. Sullivan has been CFO of Netergy Microelectronics since January 2001, and was previously with PricewaterhouseCoopers for over ten years.

Bryan Martin, president and chief executive officer of 8x8, said, "We wish David the best in his new endeavors, and thank him for his five years of service with the company. At the same time, I am very excited to welcome Jim to his new role, and I look forward to continuing to work with him in this expanded capacity."

About 8x8, Inc.

8x8, Inc. offers consumer videophones, telecommunication services, hosted iPBX solutions (through its subsidiary Centile, Inc.) and voice and video semiconductors and related software (through its subsidiary Netergy Microelectronics, Inc.). For more information, visit 8x8's web site at www.8x8.com.

Editors: 8x8 is a trademark of 8x8, Inc.